SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                             SOLECTRON CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             SOLECTRON CORPORATION
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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

 #############################################################################

                               SOLECTRON CORP LOGO

 #############################################################################

                              SOLECTRON CORPORATION
                                 ---------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 ---------------

To the Shareholders of Solectron Corporation:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Solectron Corporation (the "Company"), a California corporation, will be held on Tuesday, January 9, 1996, at 9:00 a.m., local time, at the Santa Clara Marriott, 2700 Mission College Blvd., Santa Clara, CA 95052, for the following purposes:

       1. To elect eight (8) directors to serve for the ensuing year and until their successors are duly elected and qualified.

       2. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants of the Company for the fiscal year ending August 31, 1996.

       3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on November 15, 1995 are entitled to notice of and to vote at the meeting and any adjournment thereof.

   All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has already returned a proxy.


                                                  Sincerely,


                                                  /s/  Susan Wang
                                                  ------------------------------
                                                       Susan Wang
                                                       Secretary

Milpitas, California
December 1, 1995

                              SOLECTRON CORPORATION
                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

   The enclosed Proxy is solicited on behalf of Solectron Corporation, for use at the Annual Meeting of Shareholders to be held on Tuesday, January 9, 1996, at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Santa Clara Mariott, 2700 Mission College Blvd., Santa Clara, CA 95052. The Company's telephone number is
(408) 957-8500.

   These proxy solicitation materials were mailed on or about December 1, 1995 to all shareholders of record at the close of business on November 15, 1995 (the "Record Date"). A copy of the Company's Annual Report to Shareholders for the year ended August 31, 1995 ("fiscal 1995"), including financial statements, was sent to the Shareholders prior to or concurrently with this Proxy Statement.

RECORD DATE; OUTSTANDING SHARES

   Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the Record Date, 49,824,866 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Susan Wang, Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

   On all matters other than the election of directors, each share has one vote. See Proposal One--"ELECTION OF DIRECTORS--Required Vote."

   The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR 1996

   Proposals of shareholders of the Company which are to be presented by such shareholders at the Company's Annual Meeting for the year ended August 31, 1996 ("fiscal 1996") must be received by the Company no later than August 17, 1996 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

NOMINEES

   A Board of eight (8) directors is to be elected at this meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Company's nominees named below. All of the nominees are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxyholders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

   The names of the nominees, and certain information about them, are set forth below:

                                                                              DIRECTOR
       NAME OF NOMINEE         AGE           PRINCIPAL OCCUPATION               SINCE
---------------------------   -----   -----------------------------------     --------
Charles A. Dickinson (1)      72      Chairman of the Board of the Company,     1984
                                        President, Solectron Europe

Dr. Koichi Nishimura          57      President and Chief Executive Officer     1991
                                        of the Company

Dr. Winston H. Chen (1)       54      Chairman, Paramitas Foundation            1978

Richard A. D'Amore (2)        42      General Partner, North Bridge             1985
                                        Venture Partners

Dr. Kenneth E. Haughton (3)   67      Independent Consultant                    1985

Dr. Paul R. Low (2)           62      President, PRL Associates                 1993

W. Ferrell Sanders (3)        58      General Partner, Asset Management Co.     1986

Osamu Yamada (1)              66      Advisor, The Mitsubishi Bank, Limited     1994

----------
(1) Member of the Nominating Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.

   Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any director or executive officer of the Company.

   Mr. Charles A. Dickinson has served as a director of the Company since 1984, and as Chairman of the Board of Directors from 1986 to 1990 and from March 1994 to the present. He served as an independent managment consultant to the Company from 1991 to November 1993. He has served as President, Solectron France, S.A. from 1992 to 1993, and has served as President, Solectron Europe since September 1993. From 1986 to 1990, he was Chairman of the Board of Directors, President and Chief Executive Officer of Vermont Microsystems, Inc., a manufacturer of microcomputer-based graphics cards. He also serves as a director of National
Micronetics, Inc., a manufacturer of disk drive components, and Trident Microsystems, Inc., a designer, developer and marketer of integrated circuit graphics products.

   Dr. Koichi Nishimura has served as a director since 1991, Chief Executive Officer since 1992 and President since 1990. He was Co-Chief Executive Officer from 1991 to 1992 and Chief Operating Officer from 1988 to 1991. From 1964 to 1988, Dr. Nishimura was employed by International Business Machines Corporation ("IBM") in various technology and management positions. He also serves as a director of Merix Corporation, a manufacturer of technologically advanced electronic interconnect products.

   Dr. Winston H. Chen has served as a director of the Company since 1978, Chairman of the Board from 1990 to March 1994, President from 1979 to 1990, Chief Executive Officer from 1984 to 1991, and as Co-Chief Executive Officer from 1991 to 1992. Dr. Chen is currently Chairman of Paramitas Foundation. From 1970 to 1978, Dr. Chen served as Process Technology and Development Manager of IBM. He also serves as a director of Intel Corporation, Megatest Corporation and SCEcorp.

   Mr. Richard A. D'Amore has served as a director of the Company since 1985. Mr. D'Amore has been a general partner of various venture capital funds affiliated with Hambro International Venture Funds since 1982 and a general partner of North Bridge Venture Partners since 1992. He also serves as a director of Math Soft, Inc., and VEECO.

   Dr. Kenneth E. Haughton has served as a director of the Company since 1985. Dr. Haughton is currently an independent consultant. From 1990 to 1991, he was Vice President of Engineering at Da Vinci Graphics, a computer graphics firm. From 1989 to 1990, Dr. Haughton was an independent consultant, and from 1982 to 1989, he served as Dean of Engineering at Santa Clara University. He also serves as a director of Seagate Technology, a manufacturer of disk drives.

   Dr. Paul R. Low has served as a director of the Company since March 1993. Dr. Low is currently the President of PRL Associates. Prior to founding PRL Associates, Dr. Low worked for IBM from 1957 to 1992. Dr. Low held senior management and executive positions with successively increasing responsibility, including President, General Technology Division and IBM Corporate Vice President; President of General Products Division; and General Manager, Technology Products business line, also serving on IBM's corporate management board. He also serves as a director of Applied Materials, Inc., VEECO, Nexgen and Number Nine.

   Mr. W. Ferrell Sanders has served as a director of the Company since 1986. Since 1987, Mr. Sanders has been a general partner of Asset Management Associates Venture Fund, a venture capital management firm. From 1981 to 1987, he was an independent management consultant. He also serves as a director of Adaptec, Inc., a manufacturer of computer input/output devices.

   Mr. Osamu Yamada has served as a director of the Company since January 1994. Mr. Yamada is currently an advisor to The Mitsubishi Bank, Limited. From 1990 to 1991, he was Chairman and Chief Executive Officer of BankCal Tri-State Corporation, a wholly owned subsidiary of The Mitsubishi Bank, Limited. From 1987 to 1990, he was Senior Managing Director of The Mitsubishi Bank, Limited, and in an overlapping period from 1985 to 1990, he was also Chairman, President and Chief Executive Officer of Bank of California. Prior to 1985, he held a number of key management positions with The Mitsubishi Bank, Limited organization. Mr. Yamada currently serves on a number of boards of major universities and cultural centers. He also serves as a director of PictureTel.

BOARD MEETINGS AND COMMITTEES

   The Board of Directors of the Company held a total of seven (7) meetings during fiscal 1995.

   During fiscal 1995, each director attended all of the meetings of the Board of Directors and meetings of committees upon which such director served.

   The Audit Committee of the Board of Directors currently consists of Richard D'Amore and Paul Low. Osamu Yamada was a member of the committee until July 1995, and was replaced by Paul Low. This committee oversees the Company's internal financial control systems and procedures, reviews and approves the Company's financial statements and coordinates and approves the activities of the Company's auditors. The Audit Committee held a total of three (3) meetings during fiscal 1995.

   The Compensation Committee of the Board of Directors is currently composed of Kenneth Haughton and W. Ferrell Sanders. Paul Low was a member of the committee through September 27, 1995, and was replaced by Kenneth Haughton. This committee is responsible for establishing compensation guidelines for executives of the Company, reviewing and approving executive bonus plans and providing guidance with respect to other compensation issues, such as incentive stock option grants. The Compensation Committee held a total of three (3) meetings during fiscal 1995.

   The Nominating Committee of the Board of Directors currently consists of Winston Chen, Charles Dickinson and Osamu Yamada. Kenneth Haughton was a member of the committee until the end of fiscal year 1995, and was replaced by Osamu Yamada. This committee is responsible for the development of a general criteria regarding the qualifications and selection of board members and reccomends candidates for election to the Board of Directors. The Nominating Committee held one (1) meeting during fiscal 1995.

DIRECTOR COMPENSATION

   Directors who are not employees of the Company ("Outside Directors") receive annual retainers of $16,800. In addition, each Outside Director was paid $2,200 for each Board meeting attended, as well as $500 for each telephonic meeting held in fiscal 1995. Outside Directors may also receive consulting fees for projects completed at the request of management. Employee directors are not compensated for their service on the Board of Directors or on committees of the Board.

   Options to purchase shares of the Company's common stock may be granted to Outside Directors under the 1992 Stock Option Plan (the "Option Plan"), as amended by the shareholders in January, 1995. The Option Plan, provides, with respect to Outside Directors, for an automatic grant on December 1 of each year of a nonstatutory option to purchase six thousand (6,000) shares (pro rated for the portion of the first fiscal year of service as an Outside Director) of the Company's Common Stock at a per share exercise price of 100% of the fair market value on the date of grant. All Outside Directors, serving in such capacity on December 1, 1994, received a grant of six thousand (6,000) shares, except Osamu Yamada who received a grant of four thousand five hundred (4,500) shares, and Winston Chen who received a grant of three thousand (3,000) shares.

REQUIRED VOTE

   Each shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder or may distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more candidates than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder's votes. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under California law. Abstentions and shares held by brokers that are present but not voted, because the brokers were prohibited from exercising discretionary authority ("broker non- votes"), will be counted as present for purposes of determining the presence or absence of a quorum.

          MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG"), independent public accountants, to audit the financial statements of the Company for fiscal 1996. KPMG has audited the Company's financial statements since fiscal 1985. Representatives of KPMG are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Ratification, under California law, of the appointment of KPMG requires the affirmative vote of a majority of the Votes Cast.

REQUIRED VOTE

   The affirmative vote of a majority of the votes cast will be required under California law to approve the appointment of KPMG. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining
(i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT ACCOUNTANTS. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT ACCOUNTANTS.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

   Mr. Edward J. Hayes, the former Senior Vice President Sales and Marketing of the Company, filed a late Form 4 with respect to two transactions in June 1995.

                              CERTAIN TRANSACTIONS

   The Company has entered into indemnification agreements with its executive officers, directors and certain significant employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the California General Corporation Law. These agreements provide, among other things, for indemnification of the executive officers, directors and certain significant employees in proceedings brought by third parties and in shareholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party. The agreements have been approved by the majority vote of the disinterested shareholders of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table except as otherwise indicates sets forth as of November 15, 1995 information relating to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group.

                                                                   APPROXIMATE
                                                                    PERCENTAGE
                  NAME                         AMOUNT OWNED           OWNED
-----------------------------------------      ------------        -----------
FMR Corporation                                5,310,498 (1)          10.7%
 82 Devonshire Street
 Boston, Massachusetts 02109
Northern Trust Corporation                     3,225,135 (2)           6.5%
 50 South LaSalle Street
 Chicago, Illinois 60675
The Equitable Companies Incorporated           2,788,397 (3)           5.5%
 787 Seventh Avenue
 New York, New York 10019
Dr. Winston H. Chen                              963,500 (4)           1.9%
Susan Wang                                       274,359 (5)            *
Dr. Koichi Nishimura                             201,843 (6)            *
Walter W. Wilson                                 118,638 (7)            *
Charles A. Dickinson                              88,418 (8)            *
W. Ferrell Sanders                                60,430 (9)            *
Ken Tsai                                          58,763 (10)           *
Dr. Kenneth E. Haughton                           51,700 (11)           *
Richard A. D'Amore                                29,500 (12)           *
Dr. Paul R. Low                                    9,500 (13)           *
Osamu Yamada                                       1,625 (14)           *
All directors and executive officers as a
 group (14 persons)                            1,999,239 (15)          4.0%

----------
* Less than one percent (1%).

 (1) Calculated as of June 30, 1995.
 (2) Calculated as of October 31, 1995.
 (3) Calculated as of November 10, 1995 and includes 493,082 shares issuable upon conversion of the Company's Liquid Yield Option Notes due 2012 (Zero Coupon--Subordinated) at a conversion rate of 20.792 shares per note.
 (4) Includes 3,500 shares issuable upon the exercise of stock options that are exercisable on or before January 14, 1996.
 (5) Includes 48,018 shares issuable upon the exercise of stock options that are exercisable on or before January 14, 1996.
 (6) Includes 150,208 shares issuable upon the exercise of stock options that are exercisable on or before January 14, 1996.
 (7) Includes 48,021 shares issuable upon the exercise of stock options that are exercisable on or before January 14, 1996.
 (8) Includes 51,750 shares issuable upon the exercise of stock options that are exercisable on or before January 14, 1996.
 (9) Includes 32,500 shares issuable upon the exercise of stock options that are exercisable on or before January 14, 1996.
(10) Includes 44,684 shares issuable upon the exercise of stock options that are exercisable on or before January 14, 1996.
(11) Includes 26,500 shares issuable upon the exercise of stock options that are exercisable on or before January 14, 1996.
(12) Includes 29,500 shares issuable upon the exercise of stock options that are exercisable on or before January 14, 1996.
(13) Includes 9,500 shares issuable upon the exercise of stock options that are exercisable on or before January 14, 1996.
(14) Includes 1,625 shares issuable upon the exercise of stock options that are exercisable on or before January 14, 1996.
(15) Includes 548,713 shares issuable upon the exercise of stock options that are exercisable on or before January 14, 1996.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers, information concerning compensation for services to the Company in all capacities.

                                                                             LONG-TERM
                                               ANNUAL COMPENSATION (1)    COMPENSATION (2)
                                               -----------------------    ----------------
                                                                                                ALL OTHER
                                                                                               COMPENSATION
NAME AND PRINCIPAL POSITION             YEAR   SALARY ($)   BONUS ($)    OPTIONS/SARS(#)(2)       ($)(3)
----------------------------------      ----   ----------   ---------    ------------------   --------------
Dr. Koichi Nishimura                    1995   $375,000     $412,500         20,000             $ 1,744
President and Chief                     1994    247,706      292,851         50,000               1,010
Executive Officer                       1993    225,384      308,369         50,000               1,270
Charles A. Dickinson (4)                1995    279,177      220,823         25,000                   0
Chairman of the Board                   1994    514,480            0          6,000               8,600
President, Solectron Europe             1993    470,000            0         10,000              19,400
Walter W. Wilson                        1995    177,323      308,668         10,000                 880
Senior Vice President and               1994    165,712      160,022         60,000                 788
President, Solectron North America      1993    136,899      178,971         20,000                 995
Ken Tsai                                1995    140,203      263,528         15,000                 985
Senior Vice President, and              1994    116,171       82,551         70,000                 600
President, Solectron Asia               1993    112,869       13,912         10,000                 587
Susan Wang                              1995    169,243      231,757         10,000                 665
Senior Vice President, Chief            1994    147,711      147,379         60,000                 593
Financial Officer and Secretary         1993    133,089      151,119         20,000                 745

----------
(1) Perquisites are not included since the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus, in accordance with regulations promulgated by the Securities and Exchange Commission (the "SEC"); therefore, Other Annual Compensation has not been included in this table.

(2) The Company has not granted any stock appreciation rights or restricted stock awards and does not have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the SEC.

(3) Amounts represent the Company's contributions to a 401(k) plan and the taxable benefit of premium payments under split dollar life insurance policies for which the Company will be reimbursed for premiums paid.

(4) Charles A. Dickinson became an employee of the Company in November 1993. Prior to this time he served as an independent management consultant and as an Outside Director for the Company. Compensation for his services in these capacities has been included in this table.

STOCK OPTION GRANTS AND EXERCISES

   The following tables set forth the stock options granted to the named executive officers under the Company's stock option plans and the options exercised by such named executive officers during fiscal 1995.

STOCK OPTION GRANTS IN FISCAL 1995

                                                                             POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED
                                                                          ANNUAL RATES OF STOCK PRICE
                                                                               APPRECIATION FOR
                            INDIVIDUAL GRANTS                                   OPTION TERM (2)
------------------------------------------------------------------------  ---------------------------
                                  PERCENT OF
                                    TOTAL
                                   OPTIONS
                       OPTIONS    GRANTED TO    EXERCISE OR
                       GRANTED   EMPLOYEES IN   BASE PRICE   EXPIRATION
         NAME          (#)(1)    FISCAL YEAR     ($/SHARE)      DATE            5% ($)     10% ($)
-------------------- --------- -------------- ------------- ------------       --------   --------
DR. KOICHI NISHIMURA     20,000     2.57%        $26.625     11/09/2001        $216,781   $505,192
CHARLES A. DICKINSON     25,000     3.21          26.625     11/09/2001         270,976    631,490
WALTER W. WILSON         10,000     1.28          26.625     11/09/2001         108,390    252,596
KEN TSAI                  5,000      .64          26.625     11/09/2001          54,195    126,298
                         10,000     1.28          29.125      3/28/2002         118,568    276,314
SUSAN WANG               10,000     1.28          26.625     11/09/2001         108,390    252,596

----------
(1) These options become exercisable as to one forty-eighth of the shares after each month from the date of grant, except for the options granted to Charles
    A. Dickinson, a former Outside Director, which became fully exercisable on the date of grant.
(2) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rates shown (compounded annually) from the date of grant until the end of the seven (7) year option term. Potential realizable value is shown net of exercise price. These numbers are calculated based on the regulations promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.

AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND YEAR-END VALUES

                                                          TOTAL NUMBER OF            VALUE OF UNEXERCISED,
                                                    UNEXERCISED OPTIONS HELD AT  IN-THE-MONEY OPTIONS HELD AT
                          SHARES                        FISCAL YEAR END (#)         FISCAL YEAR END (1)($)
                         ACQUIRED        VALUE    ----------------------------- -----------------------------
         NAME         ON EXERCISE (#) REALIZED ($)  EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------- --------------- ------------ ------------- --------------- ------------- ---------------
Dr. Koichi Nishimura     0               0            130,625       69,375        $2,619,509      $892,991
Charles A. Dickinson     0               0             61,000            0         1,082,000             0
Walter W. Wilson         0               0             58,124       51,876         1,065,951       417,799
Ken Tsai                 0               0             43,767       60,733           593,777       397,442
Susan Wang               0               0             78,122       51,878         1,742,185       417,815

----------
(1) Calculated based upon the August 25, 1995 fair market value share price of $35.75 less the share price to be paid upon exercise. There is no guarantee that if and when these options are exercised they will have this value.

                          COMPENSATION COMMITTEE REPORT

INTRODUCTION

   The Compensation Committee of the Board of Directors (the "Committee") is made up of two members who are also members of the Company's full Board of Directors. The Committee meets at the beginning of each fiscal year to establish target base compensation levels for the Company's executive officers for the following fiscal year and to finalize bonuses for the previous fiscal year.

COMPENSATION PHILOSOPHY

   The  Company's  executive  compensation  policies are designed to attract and retain qualified personnel by providing competitive compensation and to reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentive to executive officers, a large percentage of their annual compensation is paid as a bonus. The amount of the bonus for each person is determined on the basis of several indicators of corporate performance as outlined below.

COMPENSATION PLANS

   The following are the key components of the Company's executive officer compensation:

   Base Compensation. The Committee establishes base salaries for executive officers based on its review of base salaries of executive officers in companies of comparable size and in similar industries. A majority of the companies used by the Committee in its review of salaries of other companies are a part of the Hambrecht & Quist Technology Index used in the "Performance Graph" below.

   Bonuses. The Company's Executive Bonus Plan (the "Bonus Plan") covers the Company's executive officers and other key employees. The Bonus Plan provides for incentive compensation to those covered and is determined cumulatively on a quarterly basis based principally on certain performance measures. The performance measures include worldwide corporate performance, site performance and individual performance. Worldwide and site performance are measured based on targets with respect to profit before taxes, inventory turns, days sales outstanding and return on assets. The Committee believes that these factors are indicative of overall corporate performance and shareholder value. Individual performance is measured based on goals related to each person's function within the organization. Employees accrue bonuses each quarter based on performance against year to date profit and asset utilization targets. However, only approximately 26% of such accrued bonuses vest and are payable quarterly. The remaining accrued bonus balances vest at fiscal year end and are payable upon final determination of earned bonuses.

   Long Term Incentive Compensation. The Company's Option Plan provides for long term incentive compensation for employees of the Company, including executive officers. A significant portion of the total compensation package for the Company's executive officers is in the form of stock option awards. These awards give employees an equity interest in the Company, thereby aligning the interests of executive officers and shareholders and providing incentive to maximize shareholder value.

COMPANY PERFORMANCE AND CEO COMPENSATION

   The compensation for the Company's CEO for fiscal 1995 was comprised of a base salary component and a bonus component. The Committee met at the beginning of fiscal 1995 and reviewed CEO compensation for companies of comparable size and similar industries in order to establish a base salary for the Company's CEO. The Committee established a close tie between Company performance and CEO compensation by designating a large portion of total annual compensation as bonus. The Committee established corporate performance goals including profit before taxes, inventory turns, days sales outstanding and return on assets. At the beginning of fiscal 1996, the Committee evaluated the Company's performance in light of the goals established in the previous year. The Committee found that these corporate performance target levels had been met or exceeded and that in addition, the Company's CEO had exceeded his personal performance goals for strategic leadership, growth, increase in shareholder value and organizational and human resource development thereby entitling him to his full bonus payment.

MEMBERS OF THE COMPENSATION COMMITTEE FOR FISCAL YEAR 1996

   Dr. Kenneth Haughton

   W. Ferrell Sanders

                                PERFORMANCE GRAPH

   The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, from August 31, 1990 through August 25, 1995 for Solectron, the S&P 500 Index and the H&Q Technology Index. The graph assumes that $100 was invested in each of these three on August 31, 1990.
                     8/90     8/91     8/92     8/93      8/94       8/95
                   -------- -------- -------- -------- ---------- ----------
Solectron .......   100.00   162.22   435.56   711.11   1,093.33   1,271.11
S&P 500 .........   100.00   124.12   137.15   156.66     165.68     201.98
H&Q Technology...   100.00   135.80   139.29   166.81     196.66     316.29

                                OTHER MATTERS

   The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Company may recommend.


                                       THE BOARD OF DIRECTORS


Dated: December 1, 1995